SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-EARL SCHEIB

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                11/14/97              500             8.3000
                                11/13/97            5,500             8.3000
               THE GABELLI EQUITY TRUST,INC.
                                11/24/97            2,000             8.7375
               THE GABELLI ASSET FUND
                                12/02/97            2,500             8.9525
                                10/21/97            2,500             9.3750
               THE GABELLI CAPITAL ASSET FUND
                                11/19/97            2,000             8.3000
          GAMCO INVESTORS, INC.
                                12/01/97            2,000             8.7500
                                11/17/97            2,000             8.2500
                                11/13/97            4,500             8.3056
                                10/28/97            1,500             8.2656
          GAMCO INVESTORS, INC.
                                10/29/97           12,000             8.7552
                                10/28/97            2,500             8.2656
                                10/24/97              200             9.1250
                                10/22/97            3,800             9.2500
                                10/21/97            2,000             9.2500













          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.



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